EXHIBIT 4.7
FOURTH SUPPLEMENTAL INDENTURE
     This Fourth Supplemental Indenture is dated as of June 20, 2006 (this “Fourth Supplemental Indenture”), among R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (together with its successors and assigns, the “Company”); Reynolds American Inc., a North Carolina corporation (“RAI”), R. J. Reynolds Tobacco Company, a North Carolina corporation (“RJRT”), RJR Acquisition Corp., a Delaware corporation, GMB, Inc., a North Carolina corporation, FHS, Inc., a Delaware corporation, R. J. Reynolds Tobacco Co., a Delaware corporation, (collectively, the “Guarantors”); and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company, R. J. Reynolds Tobacco Company, a New Jersey corporation which was a predecessor—in-interest of RJRT, and the Trustee have heretofore executed and delivered an Indenture, dated as of May 20, 2002, providing for the issuance of, among other series, an aggregate principal amount of $300,000,000 of the Company’s 6.500% Notes due 2007, an aggregate principal amount of $300,000,000 of the Company’s 6.500% Secured Notes due 2010, an aggregate principal amount of $450,000,000 of the Company’s 7.250% Notes due 2012, and an aggregate principal amount of $200, 000,000 of the Company’s 7.300% Secured Notes due 2015 (collectively, the “Notes”); and
     WHEREAS, RAI has solicited consents (the “Consent Solicitation”) from the Holders of the Notes to certain proposed amendments to the Indenture (the “Proposed Amendments”) as set forth in Article II hereof, in accordance with the terms of an Offer to Exchange and Consent Solicitation Statement dated May 19, 2006 (the “Offer to Exchange”); and
     WHEREAS, pursuant to Section 9.2 of the Indenture, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (voting as one class), the Company, RAI, the Guarantors and the Trustee may enter into a supplemental indenture for the purpose of adopting the Proposed Amendments;
     WHEREAS, pursuant to the Consent Solicitation, the Holders of a majority in aggregate principal amount of the outstanding Notes have consented in writing to the adoption of the Proposed Amendments; and
     WHEREAS, the Notes are the only series of notes currently outstanding under the Indenture;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. As used in this Fourth Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Fourth Supplemental Indenture shall refer to the “Holders” as defined in the Indenture and to the Trustee acting on behalf or for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Indenture Amendments
     SECTION 2.1 Deletion of Certain Articles, Sections and Clauses from the Indenture. The text of the following articles and sections of the Indenture shall be deleted from the Indenture:
     Section 3.5            Negative Pledge
     Section 3.6            Certain Sale and Lease-back Transactions
     Section 3.7            Corporate Existence
     Section 3.8            Payment of Taxes and Other Claims
     Section 3.9            Waiver of Stay, Extension or Usury Laws
     Article IV                Consolidation, Merger, Sale or Conveyance
     In addition, the text set forth in clause (f) of Section 6.1, “Event of Default Defined; Acceleration of Maturity; Waiver of Default,” shall be deleted.
     In place of the deleted text of the foregoing articles, sections and clauses, the following text shall be inserted immediately after the section or article number or clause letter: "[Reserved].”
     Any and all references to the foregoing articles, sections and clauses and any and all obligations thereunder related solely to such articles, sections and clauses throughout the Indenture shall be of no further force or effect. All definitions in the Indenture which are used exclusively in the articles, sections and clauses deleted pursuant to this Section 2.1 shall be of no further force or effect.
     SECTION 2.1 Amendment of Clause (e) of Section 6.1. The following proviso shall be inserted immediately after the existing text that precedes the semicolon in clause (e) of Section 6.1, “Event of Default Defined; Acceleration of Maturity; Waiver of Default”:

“provided, however, that it shall not be an Event of Default if the Company or any Guarantor that is a Subsidiary of the Company, as applicable, consents to the entry of such a decree or order”
ARTICLE III
Effectiveness of Supplemental Indenture; Operativeness of Amendments
     SECTION 3.1 Effectiveness of Supplemental Indenture. This Fourth Supplemental Indenture shall become effective upon the due execution and delivery by the Company, the Guarantors, RAI and the Trustee of this Fourth Supplemental Indenture.
     SECTION 3.2 Operativeness of Amendments. Notwithstanding Section 3.1 of this Fourth Supplemental Indenture, the Proposed Amendments set forth in Article II of this Fourth Supplemental Indenture shall become operative when, and only when, all of the following shall have been satisfied: RAI shall have accepted the Notes validly tendered and not validly withdrawn in the exchange offer described in the Offer to Exchange.
ARTICLE IV
Miscellaneous
     SECTION 4.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fourth Supplemental Indenture or the Indenture or any provision herein or therein contained.
     SECTION 4.2 Governing Law. This Fourth Supplemental Indenture shall be governed by the laws of the State of New York.
     SECTION 4.3 Severability Clause. In any case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality and unenforceability.
     SECTION 4.4 Ratification of Indenture; Fourth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4.5 Counterparts. The parties hereto may sign one or more copies of this Fourth Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement
     SECTION 4.6 Headings. The headings of the Articles and the sections in this Fourth Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     SECTION 4.7 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the guarantors and RAI and not of the Trustee.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

Address:	R.J. REYNOLDS TOBACCO HOLDINGS, INC.
401 North Main Street
Winston-Salem, N C 27102

	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Senior Vice President & Treasurer

Address:	REYNOLDS AMERICAN INC.,
401 North Main Street	as a Guarantor
Winston-Salem, N C 27102

	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Senior Vice President & Treasurer

Address:	RJR ACQUISITION CORP.,
1007 N. Orange Street	as a Guarantor
Suite 1402
Wilmington, DE 19801

	By:	/s/ McDara P. Folan, III Name: McDara P. Folan, III
Title: Vice President & Assistant Secretary

Address:	R. J. REYNOLDS TOBACCO COMPANY,
401 North Main Street	as a Guarantor
Winston-Salem, N C 27102

	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Senior Vice President & Treasurer

Address:	R. J. REYNOLDS TOBACCO CO.,
401 North Main Street	as a Guarantor
Winston-Salem, N C 27102

	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Senior Vice President & Treasurer
Signature Pages to Fourth Supplemental Indenture to 2002 Indenture

Address:	FHS, INC.,
1007 N. Orange Street	as a Guarantor
Suite 1402
Wilmington, DE 19801

	By:	/s/ Kathryn A. Premo Name: Kathryn A. Premo
Title: Treasurer

Address:	GMB, INC.,
401 North Main Street	as a Guarantor
Winston-Salem, N C 27102
	By:	/s/ Daniel A. Fawley Name: Daniel A. Fawley
Title: Treasurer
THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:	/s/ Sean Julien Name: Sean Julien
Title: Assistant Treasurer
Signature Pages to Fourth Supplemental Indenture to 2002 Indenture